                                                                   Exhibit 10.59

                      COLLATERAL ASSIGNMENT OF PATENTS
                      --------------------------------

         THIS COLLATERAL ASSIGNMENT OF PATENTS made as of the 1st day of July, 1996, by SERAGEN TECHNOLOGY, INC., a Delaware corporation having its principal offices at 97 South Street, Hopkinton, Massachusetts 01748 ("Assignor"), jointly in favor of all of the persons identified on Schedule A hereto (the persons set forth on Schedule A hereto shall be collectively referred to as the "Investors" and individually each as an "Investor").


                             W I T N E S S E T H


         WHEREAS, Seragen, Inc. ("Seragen") has transferred certain patents to the Assignor pursuant to an Assignment of Patents by Seragen to the Assignor dated as of June 28, 1996; and

         WHEREAS, pursuant to a Subscription and Registration Agreement dated as of June 28, 1996 the Investors will make a capital contribution to Seragen, in the aggregate amount of $23,800,000, in return for certain consideration, including the Sale by Seragen of its Class B Common Stock of the Assignor (the "Class B Shares") to the Investors in the amounts set forth on Schedule A hereto; and

         WHEREAS, as a condition to the making of their capital contributions, the Investors have required that the Assignor execute and deliver this Agreement in order to secure payment by the Assignor of dividends on its Class B Shares;

         NOW, THEREFORE, in further consideration for the transfer of patents to the Assignor, and for the Investors' capital contributions to Seragen, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby agrees with the Investors as follows:

         1.       Assignment of Patents.
                  ---------------------

                  To secure the complete and timely payment, observance, performance and satisfaction of all obligations of the Assignor with respect to payments of dividends on the Class B Shares (the "Secured Obligations"), Assignor hereby grants, assigns and conveys to each Investor, jointly and rateably, in accordance with the Investors' respective percentage interests as set forth on Schedule A (such percentage interests to be proportionately adjusted upon each redemption of Class B Shares), an individual interest in its entire right, title and interest in and to all of its now owned and existing or hereafter acquired patents and patent applications and letters patent that may have been or may hereafter be granted in the United States (including, without limitation, those listed in Schedule B annexed hereto), and all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof, together with all rights to bring actions for past, present, and future infringements and all rights corresponding thereto, including, without limitation, the right to retain all profits and damages from such past infringements, and all proceeds of any of the foregoing (including, without limitation, license royalties and proceeds of infringement suits). All of the foregoing shall hereinafter be referred to as the "Patents". The interests granted hereby are and shall be subject and subordinate to all licenses and rights heretofore or hereafter granted by Assignor to third parties to make, have made, use, sell or otherwise develop, use or exploit the technology and inventions described and claimed under the Patents, including, but not limited, to the licensed third parties set forth on Schedule C hereto.

         2.       Joint Security Interests.
                  ------------------------

                  The Investors shall share rateably all proceeds from or distributions with respect to the Collateral. For purposes of this Agreement, Rateably shall mean pro-rata in proportion to the percentage interests set forth on Schedule A, as such schedule may be modified from time to time. All actions on behalf of the Investors hereunder must be taken on behalf of all Investors when such action is authorized by a positive vote of the Required Investors. The rights of the Investors hereunder may be enforced only by an agent (the "Security Agent") appointed by and acting for the Investors. Such Security Agent shall evidence his, her or its authority by delivering to the Assignor a certificate executed by all of the Investors, and the Assignor may rely on such certificate until it is withdrawn or replaced by another certificate executed by at least the Required Investors.

         3.       Rights Prior to Default.
                  -----------------------

                  Notwithstanding the foregoing, Assignor shall be entitled to collect and retain all license royalties with respect to the Patents, except during any period after receipt of Notice from the Security Agent duly authorized to act for the Investors (the "Security Agent") that a dividend payment on the Class B Shares is due and payable, and the expiration of 60 days following such receipt of notice without payment of such dividend arrearage (an "Event of Default").

         4.       Further Assurances.
                  ------------------

                  Assignor shall promptly prepare, execute and deliver to the Required Investors or the Security Agent from time to time all such documents and instruments and financing statements, in form suitable for recording at the United States Patent and Trademark Office or other appropriate governmental office, and take such further action as the Required Investors or the Security Agent, at the direction of the Required Investors, requests of Assignor to perfect the transfer of the rights established hereunder. For purposes of this Agreement, the term "Required Investors" shall mean Investors holding in the aggregate at least 75% of the percentage interests as set forth on Schedule A, as such Schedule may be amended from time to time.

         5.       License to Use Patents; Transfer; Sublicenses.
                  ---------------------------------------------

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                  (a) Subject to the provisions hereof, the Investors grant to
Assignor the exclusive right and license to make, have made, use, sell and commercially exploit the technology and the inventions as described and claimed under the Patents for Assignor's benefit. The license granted hereunder shall be royalty-free, world-wide and assignable and/or sublicensable in connection with any venture or enterprise which the Assignor may from time to time elect to establish or participate in.

                  (b) Upon the redemption in full by the Assignor of the Class B Shares, each Investor shall promptly reassign to Assignor all right, title and interest in the Patents assigned to the Investors hereunder, and shall execute and deliver to Assignor all deeds, assignments and other instruments as may be necessary to re-vest (without recourse or warranty) full title to Assignor in the Patents, in form suitable for recording by Assignor in the United States Patent and Trademark Office or other appropriate governmental office.

         6.       Prosecution and Enforcement of Patents.
                  --------------------------------------

                  (a) Assignor shall have the full power and discretion to pursue the prosecution of any patent application pending as of the date of this Agreement until such time as this Agreement shall terminate, to make application on patentable inventions and to preserve, enforce and maintain for the benefit of the Investors, to the extent Assignor determines to be commercially reasonable, all rights in the Patents. Any expenses incurred in connection with such an application shall be borne by Assignor.

                  (b) Upon and at any time after the occurrence of an Event of Default, the Investors shall have the right, but Investors shall in no way be obligated to the Assignor, to bring suit jointly in their own name, or in the name of the Security Agent, or take such other actions as the Required Investors deem necessary or proper to maintain the Patents in full force and effect and to enforce the Patents and any license or sublicense thereunder, in which event Assignor shall at the request of the Required Investors or the Security Agent perform any and all lawful acts and execute any and all documents the Required Investors or the Security Agent deem necessary or proper to enforce the same, and Assignor shall promptly, upon demand, reimburse and indemnify the Investors or the Security Agent for all costs and expenses (including attorneys' fees, expenses and disbursements) incurred by the Investors or such Security Agent in the exercise of Investors' rights hereunder.

         7.       Rights and Remedies.
                  -------------------

                  Upon and at any time after the occurrence of any Event of Default, the Required Investors or the Security Agent may declare all of the Secured Obligations to be immediately due and payable, and upon such events (and not prior thereto) the Required Investors or the Security Agent may terminate the license granted to Assignor in Section 5 hereof, and shall then have the following further rights and remedies subject to any then existing licenses or other rights of third parties;


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                  (a)      All rights and remedies provided by law, including
those provided by the Uniform Commercial Code; and

                  (b)      All rights and remedies provided in this Agreement.


         8.       Right of Agent to Dispose of Patents.
                  ------------------------------------

                  Without limiting the generality of Section 5 hereof, upon and at any time after the occurrence of any Event of Default, the Required Investors or the Security Agent may immediately, without demand of performance of any of the Secured Obligations or of any covenant of any agreement, instrument or document referred to in Section 5 hereof or otherwise, and without notice (except as provided herein), sell at public or private sale or otherwise realize upon, in Massachusetts or elsewhere, all of, or from time to time, any part of the Patents, or any interest which the Investors may have therein. After deducting from the proceeds of such sale or other disposition of the Patents all costs and expenses (including reasonable legal costs and fees of brokers and attorneys), the Required Investors or the Security Agent shall apply the residue of the proceeds to the payment of the Secured Obligations pro rata in accordance with the percentages set forth in Schedule A hereto, and any surplus shall be returned to Assignor or as required by court order. In the event that the proceeds of any sale or other disposition of the Patents hereunder are insufficient to pay all of the Secured Obligations in full, Assignor will be liable for the deficiency, together with interest thereon, at the rate provided in the respective lending agreement, and all costs and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, attorneys' fees, expenses and disbursements.

         9.       Certain Representations and Warranties and Covenants.
                  ----------------------------------------------------

                  Assignor represents, warrants and covenants that:

                  (a) Assignor is the sole and exclusive owner of the entire right, title and interest in and to the Patents except as indicated, free and clear of any liens, charges and encumbrances; and

                  (b) Assignor has the unqualified right to execute and deliver this Agreement and perform its terms, and shall not take any action, or permit any action to be taken by others under its control, or fail to take any action, which such action or inaction, in the opinion of the Assignor, would adversely affect any of Assignee's rights hereunder.

         10.      Waivers, Assignments, Choice of Law, etc.
                  -----------------------------------------

                  (a) No delay or omission on the part of the Investors in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. No waiver by Investors of any default shall be effective unless in writing nor operate as a waiver of any other default or to the same default on a future occasion.

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

                  (b) This Agreement shall inure to the benefit of and be binding upon Assignor, Investors and their respective successors and assigns. Assignor may not assign its rights nor delegate its duties hereunder without the prior express written approval of the Required Investors.

                  (c) The provisions of Section 5 to the contrary notwithstanding, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Investors in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Investors upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Assignor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Assignor or any substantial part of its properties, or otherwise, all as though such payments had not been made.

                  (d) This Agreement shall be governed by the laws of the Commonwealth of Massachusetts and shall take effect as an instrument under seal. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The section headings are for convenience of reference only and shall not be considered in construing this Agreement, which may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Except as otherwise provided herein, notice to Assignor or the Investors shall be deemed to have been sufficiently given or served for all purposes hereof if mailed by certified or registered mail, return receipt requested, or delivered by commercial courier service, to the addresses as set forth below:

         If to the Investors:               at the addresses set forth
                                            in Schedule A hereto

         If to the Assignor:                Seragen Technology, Inc.
                                            97 South Street
                                            Hopkinton, MA 01748
                                            Attention:  President
                                            Fax:  (508) 435-9805

         with a copy to:                    Jeffrey M. Wiesen, Esquire
                                            Mintz, Levin, Cohn, Ferris,
                                              Glovsky and Popeo, P.C.
                                            One Financial Center
                                            Boston, MA 02111
                                            Fax:  (617) 542-2241

                  (e) Assignor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the Commonwealth of Massachusetts and consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of courts from which an

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appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of this Agreement or any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Assignor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address set forth above or as otherwise provided under the laws of the Commonwealth of Massachusetts.


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


         IN WITNESS WHEREOF, Assignor and each Investor have executed this Collateral Assignment of Patents as a sealed instrument as of the date first written above.

                            SERAGEN TECHNOLOGY, INC.


                            By: /s/ George W. Masters
                               -------------------------------
                                George W. Masters, President

                            INVESTORS:

                             /s/ Leon C. Hirsch
                            ----------------------------------
                            Leon C. Hirsch


                            /s/ Turi Josefsen
                            ----------------------------------
                            Turi Josefsen


                            /s/ Gerald S. J. Cassidy
                            ----------------------------------
                            Gerald S. J. Cassidy


                            /s/ Loretta P. Cassidy
                            ----------------------------------
                            Loretta P. Cassidy



                            SERAGEN LLC


                            By: /s/ Kenneth G. Condon
                               -------------------------------
                                     Name:
                                     Title:

                                   SCHEDULE A

                                       TO

            SERAGEN TECHNOLOGY, INC. COLLATERAL ASSIGNMENT OF PATENTS

                                        INVESTORS
                                        ---------
                                                            Number of       % Interest in
INVESTOR                                                 CLASS B SHARES     CLASS B SHARES
- --------                                                 --------------     --------------
Mr. Leon C. Hirsch                                           7,000              29.4%
150 Glover Avenue
Norwalk, CT 06856
Fax:  (203) 846-5988

Ms. Turi Josefsen                                            3,000              12.6%
150 Glover Avenue
Norwalk, CT 06856
Fax:  (203) 846-5988

Mr. Gerald S.J. Cassidy                                      2,000               8.4%
Mrs. Loretta P. Cassidy
c/o G. Cassidy & Associates, Inc.
700 13th Street, N.W., Suite 400
Washington, DC 20005
Fax:  (202) 347-2708

Seragen LLC                                                 11,800              49.6%
147 Bay State Road
Boston, MA 02215
Attn:  Kenneth G. Condon
         Vice President for Financial
         Affairs and Treasurer
Fax:  (617) 353-5492                                        ------             -----

                                                            23,800             100.0%


                                  SCHEDULE B

                                      TO

          SERAGEN TECHNOLOGY, INC. COLLATERAL ASSIGNMENT OF PATENTS


                                                           PATENTS OWNED
                                                           -------------


        APPLICANT OR                                                    Filing        Expiration
        PATENT NUMBER                   DESCRIPTION                      DATE            DATE                    TITLE
        -------------                   -----------                     ------        ----------                 -----
    1.   07/695,480                  Interleukin Receptor              05/03/91                            Seragen Technology
                                    Targeted Molecules for
                                      Arthritis Treatment


    2.   07/832,843                   Methods of Treating              02/10/92                           Beth Israel Hospital
                                           Diabetes                                                        Seragen Technology
                                                                                                         Brigham & Women's Hospital
                                                                                                                J.F. Bach


    3.   07/665,762                       Use of Cell                  03/07/91                            Seragen Technology
                                       Surface Receptor
                                    Targeted Molecules for
                                    Viral Disease Treatment


    4.   07/832,843                   Desensitization of               02/10/92                            Seragen Technology
                                      Specific Allergies


    5.   07/701,932                  Interleukin Receptors             05/17/91                            Seragen Technology
                                    Targeted Molecules for
                                    Neoplastic Cell Growth
                                           Treatment


    6.   07/726,316                  EGF Receptor Targeted             07/05/91                            Seragen Technology
                                  Molecules for Inflammatory
                                      Arthritis Treatment


    7.   07/596,518                     Mammalian Model                11/12/90                            Seragen Technology
                                             of a
                                      Malignant Disorder




   8.    U.S. Patent                    Hybrid Compound                03/02/90         05/05/2009         Seragen Technology
         No. 5,110,912                   Purification



   9.    07/879,630                 Novel Diphtheria Toxin             05/07/92                                 U.C.L.A.
                                        Based Molecules                                                    Seragen Technology


   10.   06/618,199                  A Fused Gene and its              06/07/84                            Seragen Technology
                                    Encoded Hybrid Protein


   11.   07/549,363                    Hybrid Molecules                07/06/90                            Seragen Technology
                                      (Targeting the High
                                    Affinity IL-2 Receptor


   12.   07/590,113                   Inhibiting Unwanted              09/28/90                            Seragen Technology
                                       Immune Responses                                                        University
                                       (DAC197) (B-IL-2)                                                        Hospital

   13.   07/467,880                  Cytotoxic Lymphocyte              01/19/90                            Seragen Technology
                                       Protense Related
                                     Molecules and Method


   14.   07/388,557                  IL-2 Deletion Mutants             08/02/89                            Seragen Technology



                                  SCHEDULE C

                                      TO

          SERAGEN TECHNOLOGY, INC. COLLATERAL ASSIGNMENT OF PATENTS


                               LICENSES GRANTED
                               ----------------



               Certain rights held by Eli Lilly & Company under
                  various existing agreements with Assignor.